UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

Creative Medical Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(833) 336-7636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On February 12, 2021, Creative Medical Technology Holdings, Inc. (the “Company”) completed the sale to BHP Capital NY, Inc. (the “Purchaser”), of 350,000 shares of the Company’s newly designated Series B Preferred Stock pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the Purchaser dated as of February 11, 2021, for an aggregate purchase price of $350,000. In addition, pursuant to the Purchase Agreement, the Company issued the Purchaser 1,500,000 shares of the Company’s Common Stock as “Commitment Shares” for entering into the transaction. The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of regulation (b) promulgated thereunder.

Each share of Series B Preferred Stock has a Stated Value of $1,200.00 and is convertible into Common Stock at a conversion price equal to $0.05. The conversion price of the Series B Preferred Stock is subject to equitable adjustment in the event of a stock split, stock dividend or similar event with respect to the Common Stock, and will be reduced to $0.035 in the event of a “Triggering Event” a defined in the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”).

The Series B Preferred Stock (i) carries a quarterly dividend at the rate of 10% per annum, payable in cash or additional shares of Series B Preferred Stock, at the Company’s option, and (ii) may be redeemed by the Company, at its option, upon the payment of an amount equal to (a) $1,200 per share of Series B Preferred Stock, plus all accrued dividends thereon and any unpaid fees or liquidated damages then due with respect to the Series B Preferred Stock pursuant to the Certificate of Designation, multiplied by (b) a premium ranging from 5% if the redemption occurs within 90 days following the issuance of the Series B Preferred Stock, to 20% if the redemption occurs between 120 and 180 days following the issuance of the Series B Preferred Stock.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation and the Purchase Agreement, which have been filed as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Upon a liquidation or dissolution of the Company, holders of the Series B Preferred Stock will be entitled to be paid, in preference to the holders of Common Stock, $1,200 per share of Series B Preferred Stock, plus all accrued dividends thereon and any unpaid fees or liquidated damages then due with respect to the Series B Preferred Stock pursuant to the Certificate of Designation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2021, the Company filed the Certificate of Designation of the Series B Preferred Stock of the Company with the Nevada Secretary of State establishing the terms of the Series B Preferred Stock. The Certificate of Designation has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Designation of the Series B Preferred Stock of Creative Medical Technology Holdings, Inc., filed February 11, 2021

Exhibit 10.1	Securities Purchase Agreement, dated as of February 11, 2021, between Creative Medical Technology Holdings, Inc. and BHP Capital NY, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: February 18, 2021	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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